UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 21, 2005



                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02. Results of Operations and Financial Condition

On March 21, 2005, Adsouth Partners, Inc. issued a press release announcing its financial results for the year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

Total revenues were $4.044 million for the year ended 2004 compared to $789,000 for the period from July 8, 2003, date of inception, to December 31, 2003. The loss for the year ended 2004, before the deduction of $4.488 million of non-cash stock-based compensation expense, was $1.232 million, and the net loss for 2004 was $5.811 million, or $1.05 per share (basic and diluted), as compared with net income of $385,000, or $.13 per share, for 2003 (basic and diluted). The per share information reflects a one-for-15 reverse split, which becomes effective on March 25, 2005. Without giving effect to the reverse split, the per share loss for 2004 would be $.07 and the per share income for 2003 would be $.01 per share.

During the fourth quarter of 2004 revenues were $232,000, which was a decrease from the quarterly revenues generated during each of the first three quarters of 2004, while the Company was seeking financing necessary to fund product purchases and advertising expenditures. Working capital was negatively impacted in the fourth quarter due to the non-payment of a $656,000 receivable of which $482,000 was charged as bad debt expense in the fourth quarter. In February 2005, the Company received approximately $700,000 in net proceeds from a convertible debenture financing, which provided the Company with the working capital necessary to fulfill its 2005 first quarter product shipment schedule.

The Company expects to release its outlook for the 1st quarter of 2005 on Thursday, March 24, 2005.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADSOUTH PARTNERS, INC.
                                     ----------------------
                                               (Registrant)

Date: March 22, 2005                 /S/  Anton Lee Wingeier
                                     _____________________________________
                                     Anton Lee Wingeier
                                     Chief Financial Officer


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

                                INDEX TO EXHIBITS


Exhibit No.     Description
-----------     -----------
99.1            Press release, dated March 21, 2005, issued by Adsouth
                 Partners, Inc.





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

Exhibit 99.1

                ADSOUTH PARTNERS REPORTS RECORD REVENUES FOR 2004
                     Revenues Increase $3.3 Million or 413%

Boca Raton, Florida (March 21, 2005), Adsouth Partners, Inc. (OTCBB "ADPR") announces that revenues for 2004 increased $3.255 million or 413% from $.789 million for 2003 to $4.044 million for 2004. During 2004, Advertising Sector revenues were $2.925 million compared to $.789 million in 2003 (the Advertising Sector commenced operations on July 8, 2003). During 2004, Product Sector revenues were $1.119 million. In February 2004 Adsouth acquired the rights to the Dermafresh line and product sales began at the end of June 2004. Because no Product Sector revenues were generated during 2003 all such sales in 2004 were accretive.

The loss for 2004, before the deduction of $4.488 million of non cash stock-based compensation expense, was $1.323 million, resulting in a net loss of $5.811 million. During the 4th quarter of 2004 revenues were $.232 million, which was a decrease from the quarterly revenues generated during each of the first three quarters of 2004, while the Company was seeking financing necessary to fund product purchases and advertising expenditures. Working capital was negatively impacted in the 4th quarter due to the non-payment of a $.656 million Advertising Sector receivable of which $.482 was charged as bad debt expense in the 4th quarter. In February 2005, the Company received approximately $.7 million in net proceeds from a convertible debenture financing, which provided the Company with the working capital necessary to fulfill its 2005 first quarter product shipment schedule. The Company expects to release it outlook for the 1st quarter of 2005 on Thursday, March 24, 2005.

About Adsouth Partners
----------------------

Adsouth Partners is a vertically integrated direct response marketing company that generates revenues from the placement of advertising, the production of advertisements, creative advertising and public relations consulting services. Since mid 2004, it has expanded its activities as it obtained the rights to products that it markets and sells to retail outlets.


Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward- looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Form 10-KSB filing, its registration statements and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.


For further information contact: John P. Acunto, Jr., CEO of AdSouth Partners at (561) 750-0410


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